    As filed with the Securities and Exchange Commission on August 15, 1997

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                                 VITALCOM INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                                        33-0538926
------------------------                    -----------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              15222 Del Amo Avenue
                           Tustin, California  92680
                    (Address of Principal Executive Offices)

                                  ------------

            1993 STOCK OPTION PLAN (As Amended Through May 23, 1997)
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  ------------

                               Shelley B. Thunen
                            Chief Financial Officer
                                 VitalCom Inc.
                              15222 Del Amo Avenue
                           Tustin, California  92780
                                 (714) 546-0147
           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  ------------

                                    Copy to:

                             BARRY E. TAYLOR, ESQ.
                              MARK E. BONHAM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
                                                      AMOUNT        OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED       TO BE REGISTERED         SHARE                PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
     To be issued under 1993 Stock Option Plan  750,000 shares(1)                (2)       $3,328,581.00(2)    $1,008.66
---------------------------------------------------------------------------------------------------------------------------
     To be issued under 1996 Stock Option Plan  100,000 shares                   (3)       $  520,627.00(3)    $  157.77
---------------------------------------------------------------------------------------------------------------------------
         TOTAL  . . . . . . . . . . . . . . . . 850,000 shares                             $3,849,208.00       $1,166.43
===========================================================================================================================

(1) An additional 839,885 shares reserved for issuance under the 1993 Stock Option Plan were registered under the Registration Statement on Form S-8/S-3, file number 333-03727 with the Securities and Exchange Commission on May 14, 1996.

(2) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended. Such computation is based on an estimated exercise price of $4.75 per share, which represents the weighted average exercise price with respect to 126,215 shares issuable upon exercise of granted options, and an estimated exercise price of $4.375 per share, which represents the average of the high and low prices of a share of VitalCom, Inc. common stock as reported in the Nasdaq National Market on August 14, 1997.

(3) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended. Such computation is based on an estimated exercise price of $5.52 per share, which represents the weighted average exercise price with respect to 72,600 issuable upon exercise of granted options, and an estimated exercise price of $4.375 per share, which represents the average of the high and low prices of a share of VitalCom Inc. Common Stock as reported in the Nasdaq National Market on August 14, 1997.

                                 VITALCOM INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by VitalCom Inc. (the "Company"):

         (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A filed January 16, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as amended on February 13, 1996.

         (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

         Under the Company's by-laws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-laws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

         In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

   Exhibit Number          Description
   --------------          -----------


        4.1 1993 Stock Option Plan, as amended through May 23, 1997, and form of agreement thereunder.

        4.2*    1996 Stock Option Plan and form of agreement thereunder.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to legality of securities being registered.

       23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation  (contained in Exhibit 5.1).

       23.2     Independent Auditors' Consent.

       24.1     Power of Attorney (see page II-4).

------------
* Incorporated by reference to exhibit filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

ITEM 9.  UNDERTAKINGS.

         A.      The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Certificate of Incorporation, Bylaws or indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on this 14th day of August, 1997.

                                        VITALCOM INC.


                                        By:  /s/ SHELLEY B. THUNEN
                                           --------------------------
                                             Shelley B. Thunen,
                                             Chief Financial Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald W. Judson and Shelley B. Thunen, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                               Date
              ---------                                         -----                               -----
 /s/ DONALD W. JUDSON                        Chairman of the Board, President and Chief         August 14, 1997
--------------------------------------       Executive Officer (Principal Executive Officer)
 Donald W. Judson

 /s/ SHELLEY B. THUNEN                       Chief Financial Officer (Principal Financial and   August 14, 1997
 -------------------------------------       Accounting Officer)
 Shelley B. Thunen

 /s/ JACK W. LASERSOHN                       Director                                           August 14, 1997
 -------------------------------------
 Jack W. Lasersohn

 /s/ DAVID L. SCHLOTTERBECK                  Director                                           August 14, 1997
 -------------------------------------
 David L. Schlotterbeck

 /s/ ELIZABETH H. WEATHERMAN                 Director                                           August 14, 1997
 -------------------------------------
 Elizabeth H. Weatherman

 /s/ TIMOTHY T. WEGLICKI                     Director                                           August 14, 1997
 -------------------------------------
 Timothy T. Weglicki

                               INDEX TO EXHIBITS


  Exhibit Number                     Description
  --------------                     -----------
        4.1     1993 Stock Option Plan, as amended through May 23, 1997, and form of agreement thereunder.

        4.2*    1996 Stock Option Plan and form of agreement thereunder.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to legality of securities being registered.

       23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation  (contained in Exhibit 5.1).

       23.2     Independent Auditors' Consent.

       24.1     Power of Attorney (see page II-4).

* Incorporated by reference to exhibit filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.